UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2016 (April 1, 2016)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 FISKE PLACE OXNARD, CALIFORNIA		93033
(Address of Principal Executive Offices)		(Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2016, Clean Diesel Technologies, Inc. (the “Company”) received written notice (the “Notification Letter”) from The Nasdaq Stock Market (“NASDAQ”) indicating that the Company is not in compliance with the minimum stockholders’ equity requirements set forth in NASDAQ Listing Rule 5550(b)(1), which is one of the alternative tests for continued listing on The NASDAQ Capital Market. In the Company’s Form 10-K for the period ended December 31, 2015, the Company reported stockholders’ equity of $437,000. In addition, the Notification Letter indicates that as of March 31, 2016, the Company did not meet the other alternative tests of market value of listed securities or net income from continued operations under Listing Rule 5550(b) and therefore, no longer complies with the continued listing rule. NASDAQ Listing Rule 5550(b)(1) requires the issuing company of listed securities to maintain a minimum stockholders’ equity of $2,500,000 (the “Minimum Stockholder’s Equity Standard”).

The Notification Letter states that the Company has 45 calendar days from the date of the Notification Letter, or until May 16, 2016, to submit a plan that would bring it into compliance with the continued listing standards identified above. If such a plan were submitted, and if NASDAQ were to approve that plan, the Company may have up to 180 calendar days from the date of the Notification Letter to regain compliance with applicable listing standards.

The Company is currently considering available options to resolve its failure to comply with the Minimum Stockholders’ Equity Standard and to regain compliance with NASDAQ’s listing standards. However, there can be no assurance that the Company will submit a plan to NASDAQ to regain compliance, or that any plan, if submitted by the Company, will be accepted by NASDAQ thereby permitting the continued trading of the Company’s common stock on The NASDAQ Capital Market. If the Company fails to regain compliance with the Minimum Stockholder’s Equity Standard, its common stock will be subject to delisting by NASDAQ. In the event of delisting, the Company anticipates that its common stock would trade on the OTC markets.

As previously disclosed, the Company was previously notified that it no longer satisfied NASDAQ’s $1.00 per share minimum bid price requirement for continued listing, as set forth in NASDAQ Listing Rule 5550(a)(2) (the “Minimum Bid Price Standard”). Accordingly, to regain compliance and qualify for continued listing on NASDAQ, the minimum bid price per share of the Company’s common stock must be at least $1.00 for at least ten consecutive business days prior to August 10, 2016. Regardless of any outcome in connection with the Minimum Stockholder’s Equity Standard, if the Company fails to regain compliance with the Minimum Bid Price Standard, its common stock will continue to be subject to delisting by NASDAQ.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

April 7, 2016	By:	/s/ David E. Shea
Name: David E. Shea
Title: Chief Financial Officer

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